                                                                     Exhibit 4.3


                          PINNACLE ENTERTAINMENT, INC.
                          ----------------------------

                             2001 STOCK OPTION PLAN
                             ----------------------

1.   Purposes of the Plan. The purposes of this Plan are:
     --------------------

     (a) to attract and retain the best available personnel for positions of substantial responsibility,

     (b) to provide additional incentive to selected key Employees, Consultants and Directors, and

     (c)   to promote the success of the Company's business.

2.   Definitions. For the purposes of this Plan, the following terms will have
     -----------
the following meanings:

     (a) "Administrator" means the Board or any of its Committees that administer the Plan, in accordance with Section 4.

     (b) "Applicable Laws" means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Administrator.

     (c)   "Board" means the Board of Directors of the Company.

     (d) "Cause" shall have the meaning set forth in an Optionee's employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Optionee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Optionee personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Optionee or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company.

     (e) "Code" means the Internal Revenue Code of 1986, as amended. For all purposes of this Plan, references to Code sections shall be deemed to include any successor Code sections, to the extent reasonably appropriate as determined by the Administrator.

     (f) "Committee" means a Committee appointed by the Board in accordance with Section 4.

     (g) "Common Stock" means the common stock, $0.10 par value per share, of the Company.

     (h)   "Company" means Pinnacle Entertainment, Inc., a Delaware corporation.

     (i) "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services and who is compensated for such services, provided that the term "Consultant" does not include (i) Employees or (ii) Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (j) "Continuous Status as an Employee, Director or Consultant" means that the employment, director or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or by the Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave, provided, that for purposes of Incentive Stock Options, any such
                --------
leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

     (k)   "Director" means a member of the Board.

     (l)   "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

     (m) "Employee" means any person, including Officers and Directors employed as a common law employee by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company will be sufficient, in and of itself, to constitute "employment" by the Company.

     (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of NASDAQ, the Fair Market Value of a Share of Common Stock will be the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street
                                                              -----------
                     Journal or any other source the Administrator considers
                     -------
                     reliable.

              (ii) If the Common Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market System) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or any other source the
                            -------------------
                     Administrator considers reliable.

              (iii) If the Common Stock is not traded as set forth above, the Fair Market Value will be determined in good faith by the Administrator with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the Administrator considers appropriate, such determination by the Administrator to be final, conclusive and binding.

     (p) "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee"s household (other than a tenant or employee), a trust in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.

     (q) "Grant Notice" shall mean a written notice evidencing certain terms and conditions of an individual Option grant. The Grant Notice is part of the Option Agreement.

     (r) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (s) "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

     (t) "Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (u) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (v)   "Option" means a stock option granted under this Plan.

     (w) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement is subject to the terms and conditions of this Plan.

     (x)   "Optioned Stock" means the Common Stock subject to an Option.

     (y) "Optionee" means an Employee, Consultant or Director who holds an outstanding Option.

     (z) "Parent" means a "parent corporation" with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

     (aa)     "Plan" means this 2001 Stock Option Plan.

     (bb) "Section" means, except as otherwise specified, a section of this Plan.

     (cc) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14.

     (dd) "Subsidiary" means a "subsidiary corporation" with respect to the Company, whether now or later existing, as defined in Section 424(f) of the Code.

3.   Stock Subject to the Plan. Subject to the provisions of Section 14 of the
     -------------------------
Plan, the maximum aggregate number of Shares which may be issued under the Plan will be 900,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, the Shares that were not purchased which were subject thereto will become available for future grant under the Plan (unless the Plan has terminated). If the Company reacquires Shares which were issued pursuant to the exercise of an Option, however, those reacquired Shares will not be available for future grant under the Plan.

4.   Administration of the Plan.
     --------------------------

     (a)   Procedure.
           ---------

              (i) Composition of the Administrator. The Plan will be administered by (A) the Board, or (B) a Committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws. Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause)and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, from and after such time as the Company is registered pursuant to Section 12 of the Exchange Act, the Plan will be administered only by a Committee, which will then consist solely of persons who are both "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code; provided, however, the failure of the Committee to be composed solely of individuals who are both "non-employee directors" and "outside directors" shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.

              (ii) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees and Consultants who are neither Directors nor Officers.

     (b)   Powers of the Administrator. Subject to the provisions of the Plan,
           ---------------------------
and in the case of a Committee, subject to the specific duties delegated by the Board to that Committee, the Administrator will have the authority, in its discretion:

              (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o);

              (ii) to select the Consultants, Employees or Directors to whom Options may be granted;

              (iii) to determine whether and to what extent Options are granted, and whether Options are intended as Incentive Stock Options or Nonqualified Stock Options;

              (iv) to determine the number of Shares to be covered by each Option granted;

              (v)    to approve forms of Grant Notices, Option Agreements;

              (vi) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any grant of Options, including, but not limited to, (A) the Options' exercise price, (B) the time or times when Options may be exercised, which may be based on performance criteria or other reasonable conditions such as Continuous Status as an Employee, Director or Consultant, (C) any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Optioned Stock, based in each case on factors that the Administrator determines in its sole discretion, including but not limited to a requirement subjecting the Optioned Stock to
                     (i) certain restrictions on transfer (including without limitation a prohibition on transfer for a specified period of time and/or a right of first refusal in favor of the Company), and (ii) a right of repurchase in favor of the Company upon termination of the Optionee"s Continuous Status as an Employee, Director or Consultant;

              (vii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to a grant of Options under this Plan will be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

              (viii) to construe and interpret the terms of this Plan;

              (ix) to prescribe, amend, and rescind rules and regulations relating to the administration of this Plan;

              (x)    to modify or amend each Option, subject to Section 16 (c);

              (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

              (xii)  to accelerate the vesting or exercisability of an Option;

              (xiii) to determine the terms and restrictions applicable to
                     Options; and

              (xiv) to make all other determinations it considers necessary or advisable for administering this Plan.

     (c)   Effect of Administrator's Decision. The Administrator's decisions,
           ----------------------------------
determinations and interpretations will be final and binding on all holders of Options.

5.   Eligibility. Options granted under this Plan may be Incentive Stock Options
     -----------
or Nonqualified Stock Options, as determined by the Administrator at the time of grant. Nonqualified Stock Options may be granted to Employees, Consultants and Directors. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Consultant or Director who has been granted an Option may be granted additional Options.

6.   Limitations on Grants of Incentive Stock Options. Each Option will be
     ------------------------------------------------
designated in the Grant Notice as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, if the Shares subject to an Optionee's Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be treated as Nonqualified Stock Options. For purposes of this Section 6, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

7.   Limit on Annual Grants to Individuals. From and after such time as the
     -------------------------------------
Company is required to be registered pursuant to Section 12 of the Exchange Act, no Optionee may receive grants, during any fiscal year of the Company or portion thereof, of Options which, in the aggregate, cover more than 100,000 Shares, subject to adjustment as provided in Section 14. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that expired or terminated Option will continue to count against the maximum numbers of shares for which Options may be granted to an Optionee during any fiscal year of the Company or portion thereof.

8.   Term of the Plan. Subject to Section 20, this Plan will become effective
     ----------------
upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 20. It will continue in effect for a term of ten years unless terminated earlier under Section 16. Unless otherwise provided in this Plan, its termination will not affect the validity of any Option outstanding at the date of termination.

9.   Term of Option. The term of each Option will be stated in the Option
     --------------
Agreement; provided, however, that in no event may the term be more than ten
           --------  -------
years from the date of grant. In addition, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Option Agreement.

10.  Option Exercise Price and Consideration.
     ---------------------------------------

     (a)   Exercise Price of Incentive Stock Options. The exercise price for
           -----------------------------------------
Shares to be issued pursuant to exercise of an Incentive Stock Option will be determined by the Administrator provided that the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant; provided, further that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

     (b)   Exercise Price of Nonqualified Stock Options. In the case of a
           --------------------------------------------
Nonqualified Stock Option, the exercise price for Shares to be issued pursuant to the exercise of any such Option will be determined by the Administrator.

     (c)   Waiting Period and Exercise Dates. At the time an Option is granted,
           ---------------------------------
the Administrator will fix the period within which the Option may be exercised and will determine any conditions which must be satisfied before the Option may be exercised. Exercise of an Option may be conditioned upon performance criteria or other reasonable conditions such as Continuous Status as an Employee, Director or Consultant.

     (d)   Form of Consideration. The Administrator will determine the
           ---------------------
acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist partially or entirely of:

              (i)    cash;

              (ii) a promissory note made by the Optionee in favor of the Company;

                  (iii) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which an Option will be exercised;

                  (iv) delivery of a properly executed exercise notice together with any other documentation as the Administrator and the Optionee's broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                  (v) any other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11.  Exercise of Option.
     ------------------

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted
         -----------------------------------------------
hereunder will be exercisable according to the terms of the Plan and at times and under conditions determined by the Administrator and set forth in the Option Agreement; provided, however, that an Option may not be exercised for a fraction of a Share.

     An Option will be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) all representations, indemnifications and documents reasonably requested by the Administrator. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Subject to the provisions of Sections 13, 17, and 18, the Company will issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares of Common Stock acquired upon exercise of an Option, if those Shares remain subject to repurchase under the provisions of the Option Agreement or any other agreement between the Company and the Optionee, or if those Shares are collateral for a loan or obligation due to the Company.

         Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Employment or Consulting Relationship or Directorship.
         --------------------------------------------------------------------
If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of 90 days following such termination in the case of an Incentive Stock Option, or 30 days following such termination in the case of a Nonqualified Stock Option (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan.

     (c) Disability of Optionee. If an Optionee holds exercisable Options on the
         ----------------------
date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of twelve months following such termination in the case of an Incentive Stock Option, or six months following such termination in the case of a Nonqualified Stock Option (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan.

     (d) Death of Optionee. If an Optionee holds exercisable Options on the date
         -----------------
his or her death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Options that were vested and exercisable as of the date of death for a period of twelve months following the date of death in the case of an Incentive Stock Option, or six months following death in the case of a Nonqualified Stock Option (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of death, the Shares covered by the unexercisable portion of the Option will revert to the Plan. If the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan.

     (e) Termination for Cause. If an Optionee"Optionee's Continuous Status as
         ---------------------
an Employee, Director or Consultant is terminated for Cause, then all Options (including any vested Options) held by Optionee shall immediately be terminated and cancelled.

     (f) Disqualifying Dispositions of Incentive Stock Options. If Common Stock
         -----------------------------------------------------
acquired upon exercise of any Incentive Stock Option is disposed of in a disposition that, under Section 422 of the Code, disqualifies the holder from the application of Section 421(a) of the Code, the holder of the Common Stock immediately before the disposition will comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

12.  Non-Transferability of Options.
     ------------------------------

     (a) No Transfer. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, to the extent that the Administrator so authorizes at the time a Nonqualified Stock Option is granted or amended, (i) such Option may be assigned pursuant to a qualified domestic relations order as defined by the Code, and exercised by the spouse of the Optionee who obtained such Option pursuant to such qualified domestic relations order, and (ii) such Option may be assigned, in whole or in part, during the Optionee's lifetime to one or more Family Members of the Optionee. Rights under the assigned portion may be exercised by the Family Member(s) who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate.

     (b) Designation of Beneficiary. An Optionee may file a written designation
         --------------------------
of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee's death. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Optionee may change such designation of beneficiary at any time by written notice to the Administrator, subject to the above spousal consent requirement.

     (c) Effect of No Designation. If an Optionee dies and there is no
         ------------------------
beneficiary validly designated and living at the time of the Optionee's death, the Company will deliver such Optionee's Options to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     (d) Death of Spouse or Dissolution of Marriage. If an Optionee designates
         ------------------------------------------
his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Optionee's marriage is later dissolved. Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Optionee. Without limiting the generality of the preceding sentence, the interest in Options of a spouse of an Optionee who has predeceased the Optionee or (except as provided in Section 12(a) regarding qualified domestic relations orders) whose marriage has been dissolved will automatically pass to the Optionee, and will not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor will any such interest pass under the laws of intestate succession.

13.  Withholding Taxes. The Company will have the right to take whatever steps
     -----------------
the Administrator deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company's obligations to deliver Shares upon the exercise of an Option will be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon the exercise of an Option, the Company will have the right to withhold taxes from any other compensation or other amounts which it may owe to the Optionee, or to require the Optionee to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to the Shares issued on such exercise. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Optionee to satisfy all or part of any withholding tax liability by (a) having the Company withhold from the Shares which would otherwise be issued on the exercise of an Option that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company's withholding tax liability, or (b) by delivering to the Company previously-owned and unencumbered Shares of the Common Stock having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company's withholding tax liability.

14.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset
     ------------------------------------------------------------------------
Sale.
----

     (a) Changes in Capitalization. Subject to any required action by the
         -------------------------
shareholders of the Company, if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company or a successor entity, or for other property (including without limitation, cash), through reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off or other similar transaction, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares and/or property allocated to unexercised Options which have been granted prior to any such change will likewise be made. Any such adjustment in the outstanding Options will be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. Such adjustment will be made by the Administrator, whose determination in that respect will be final, binding, and conclusive.

     Where an adjustment under this Section 14(a) is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(h)(3) of the Code.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or
         --------------------------
liquidation of the Company, to the extent that an Option had not been previously exercised , it will terminate immediately prior to the consummation of such proposed dissolution or liquidation. In such instance, the Administrator may, in the exercise of its sole discretion, declare that any Option will terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     (c) Corporate Transaction. Upon the happening of a merger, reorganization
         ---------------------
or sale of substantially all of the assets of the Company, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options are exercisable

(provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the Optionees); (ii) accelerate any vesting schedule to which an Option is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Shares of Common Stock purchasable and receivable upon exercise of the Options had such exercise occurred in full prior to such transaction; or (iv) cancel Options upon payment to the Optionees in cash, with respect to each Option to the extent then exercisable (including, if applicable, any Options as to which the vesting schedule has been accelerated as contemplated in clause
(ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the Option. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement.

15.  Date of Grant. The date of grant of an Option will be, for all purposes,
     -------------
the date as of which the Administrator makes the determination granting such Option, or any other, later date determined by the Administrator and specified in the Option Agreement. Notice of the determination will be provided to each Optionee within a reasonable time after the date of grant.

16.  Amendment and Termination of the Plan.
     -------------------------------------

     (a) Amendment and Termination. The Board may at any time amend, alter or
         -------------------------
suspend or terminate the Plan.

     (b) Shareholder Approval. The Company will obtain shareholder approval of
         --------------------
any Plan amendment that increases the number of Shares for which Options may be granted, or to the extent necessary and desirable to comply with Section 422 of the Code (or any successor statute) or other Applicable Laws, or the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, will be obtained in such a manner and to such a degree as is required by the Applicable Law or requirement.

     (c) Effect of Amendment or Termination. No amendment, alteration,
         ----------------------------------
suspension or termination of the Plan will impair the rights of a Optionee, unless mutually agreed otherwise between the Optionee and the Administrator. Any such agreement must be in writing and signed by the Optionee and the Company.

17.  Conditions Upon Issuance of Shares.
     ----------------------------------

     (a) Legal Compliance. Shares will not be issued pursuant to the exercise of
         ----------------
an Option unless the exercise of such Option and the issuance and delivery of such Shares will comply with all Applicable Laws, and will be further subject to the approval of counsel for the Company with respect to such compliance. Any securities delivered under the Plan will be subject to such restrictions, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Laws. To the extent permitted by Applicable Laws, the Plan and Options granted hereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     (b) Investment Representation. As a condition to the exercise of an Option,
         -------------------------
the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being acquired only for investment and without any present intention to sell, transfer, or distribute such Shares.

18. Liability of Company.
    --------------------

     (a) Inability to Obtain Authority. If the Company cannot, by the exercise
         -----------------------------
of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company's counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

     (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an
         --------------------------------
Option exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Option will be contingent with respect to such excess Shares, unless and until shareholder approval of an amendment sufficiently increasing the number of Shares subject to this Plan is timely obtained in accordance with Section 16(b).

     (c) Rights of Participants and Beneficiaries. The Company will pay all
         ----------------------------------------
amounts payable under this Plan only to the Optionee, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Optionee or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

19. Reservation of Shares. The Company will at all times reserve and keep
    ---------------------
available for issuance a number of Shares sufficient to satisfy this Plan's requirements during its term.

20. Shareholder Approval. Continuance of this Plan will be subject to approval
    --------------------
by the shareholders of the Company within 12 months before or after the date of its adoption. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws. Options may be granted but Options may not be exercised prior to shareholder approval of the Plan. If any Options are so granted and shareholder approval is not obtained within 12 months of the date of adoption of this Plan by the Board, those Options will terminate retroactively as of the date they were granted.

21. Legending Stock Certificates. In order to enforce any restrictions imposed
    ----------------------------
upon Common Stock issued upon exercise of an Option granted under this Plan or to which such Common Stock may be subject, the Administrator may cause a legend or legends to be placed on any certificates representing such Common Stock, which legend or legends will make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by Applicable Laws. Additionally, and not by way of limitation, the Administrator may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable.

22.  No Employment Rights. Neither this Plan nor any Option will confer upon an
     --------------------
Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, or continuing service as a Director, nor will they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship or directorship at any time, with or without cause.

23.  Governing Law.  The Plan will be governed by, and construed in accordance
     -------------
with the laws of the State of Delaware (without giving effect to conflicts of law principles).